Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the
Prospectus and in “Portfolio Holdings Disclosure” and “Independent Registered Public
Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in the Statement of Additional Information of our report dated February 18,
2011, with respect to the financial statements and financial highlights of Principal
Variable Contracts Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 78 to Form N-1A Registration Statement under the
Securities Act of 1933 (No. 02-35570).

/s/ Ernst & Young LLP

Chicago, Illinois
April 26, 2011